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CONSENT OF CHARTERED ACCOUNTANTS


To the Board of Directors of Gandalf Technologies Inc.


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-87578, No. 2-93961, No. 33-31498, No. 33-31499, No. 33-
50017, No. 03-55221 and No. 033-58691); on Form S-4 (No. 33-41556); on Form
S-3 (No. 33-42077) and in the related prospectuses therein of our reports dated May 26, 1995 on the consolidated financial statements and schedule of Gandalf Technologies Inc., which reports are included or incorporated by reference in this annual report on Form 10-K.






S/KMPG PEAT MARWICK THORNE
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KMPG PEAT MARWICK THORNE

Ottawa, Ontario
May 26, 1995